UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             May 5, 2005

Lithia Motors, Inc.
 (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e -4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                 (b)    On May 6, 2005, Lithia Motors, Inc. announced the election of Maryann Keller to its board of directors. Ms. Keller, a well known automotive industry analyst and former managing director of Furman Selz, will replace Mr. Phil Romero, who retired from the board effect May 5, 2005. Additionally, in accordance with the company Bylaws, the board of directors previously set the size of the board at six members rather than seven members, and Mr. Brad Gray did not stand for re-election. A complete copy of the press release is attached.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	May 6, 2005	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

AUTO INDUSTRY EXPERT, MARYANN KELLER, JOINS THE BOARD OF LITHIA MOTORS INC.

MEDFORD, OREGON, MAY 6, 2005 (5:00 a.m. PDT) - Lithia Motors, Inc. (NYSE: LAD) today announced the appointment of Maryann N. Keller to its Board of Directors at its Annual Shareholders Meeting on May 5, 2005. Ms. Keller served as an automotive industry analyst with Kidder Peabody & Co. Inc. and Paine Webber from 1972 to 1983. She was a portfolio manager with Vilas-Fischer Associates from 1983 to 1986. She then served as a managing director of Furman Selz, an investment-banking firm, from 1986 to 1999. Ms. Keller also served as the Chairman of the Society of Automotive Analysts from 1994 to 1999. From July 1999 to November 2000, Ms. Keller served as the President of the Automotive Services unit of Priceline.com. Ms. Keller currently serves as the principal of Maryann Keller and Associates, a firm providing consulting services to automotive clients. She also, serves as a director of Dollar Thrifty Automotive Group, Inc., a publicly traded rental car company.

Chairman and Chief Executive Officer, Sidney B. DeBoer, stated, "We are very pleased to have Ms. Keller joining our Board of Directors. In addition to her work with the Board of Directors, Maryann will serve on our Compensation, Governance and Audit Committees. Maryann not only has an incredible depth of knowledge of the automotive industry, she also has a longstanding relationship with Lithia Motors. As the managing director of Furman Selz, she demonstrated her faith in our company, and our ability to grow, by playing a key role in taking the company public in December of 1996. At the time, Lithia Motors had five stores in Southern Oregon and $145 million in sales. Her financial background and experience within the automotive industry will be invaluable to our company, and we look forward to her input and counsel."

About Lithia Motors

Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 88 stores and 176 franchises in 13 Western states and over the Internet through "Lithia.com-America's Car & Truck Store." Founded in 1946, Lithia expanded from one dealership to a $2.7 billion industry-leading dealer group by 2004. Lithia became a publicly traded company in 1996. The company retailed 98,331 new and used vehicles in 2004. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations